SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  November 7, 1994



                           HRE PROPERTIES
         (Eact name registrant as specified in charter)



Massachusetts                    1-6309              04-2458402
(State or other jurisdiction  (Commission        (IRS employer
   of incorporation)          file number)    identification no.)



530 Fifth Avenue            New York, New York            10036
(Address of principal executive offices)               Zip Code



Registrant's telephone number, including area code   212/642-4800

















ITEM 5    Other Events

     On November 7, 1994, the Registrant entered into a Purchase and Sale Agreement dated as of October 24, 1994 with Public Employees Retirement System of Nevada for the sale of four (4) warehouse distribution facilities owned by the Registrant totalling 626,060 square feet of gross leasable space. The properties are located in Colorado, Florida, Oregon and Tennessee and net leased to a single tenant. The sale price to the Registrant is $13,596,870 subject to certain proration adjustments.

The transaction is expected to close during the Registrant's first quarter in fiscal year 1995 which commenced on November 1, 1994.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HRE PROPERTIES
                                        (Registrant)

Date November 18, 1994

                                        By  /s/ Charles J. Urstadt

                                             Charles J. Urstadt
                                             President and Chief
                                                Executive Officer
















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